As filed with the Securities and Exchange Commission on August 15, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROSPER MARKETPLACE, INC.

(Exact name of registrant as specified in its charter)

Delaware	6199	73-1733867
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

221 Main Street, Suite 300

San Francisco, CA 94105

(415) 593-5400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Prosper Marketplace, Inc. 2015 Equity Incentive Plan

(Full title of the plans)

Sachin Adarkar, Esq. General Counsel 221 Main Street, Suite 300 San Francisco, CA 94105 (415) 593-5400	Copies to: Keir D. Gumbs, Esq. Covington & Burling LLP One CityCenter, 850 Tenth Street, NW Washington, DC 20001 (202) 662-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
		Proposed Maximum	Proposed Maximum	Amount of
	Amount to Be	Offering Price	Aggregate	Registration
Title of Securities to Be Registered	Registered (1)	per Share (3)	Offering Price (3)	Fee (3)

Common Stock, par value $0.01 per share	13,778,918 shares(2)	$2.14	$29,486,885	$2,969.33

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) As described in the Explanatory Note below, the number of shares of common stock being registered hereby consists of (i) 11,396,028 shares of common stock added to the Prosper Marketplace, Inc. 2015 Equity Incentive Plan (the “2015 Plan”) on May 31, 2016, and (ii) 2,382,890 shares of common stock returned to the 2015 Plan (the “Rollover Shares”) as a result of forfeiture, cancellation or expiration of prior awards made under the Amended and Restated Prosper Marketplace, Inc. 2005 Stock Plan (the “2005 Plan”).

(3) The actual offering price per share of common stock will be determined in accordance with the terms of plan. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the book value of Prosper common stock as of March 31, 2016 (the latest practicable date prior to the date of filing this registration statement on Form S-8).

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Prosper Marketplace, Inc. (“Prosper” or the “Registrant”) to register an additional 13,778,918 shares under the 2015 Plan, comprised of:

(i)	11,396,028 shares of the Registrant’s common stock that were added to the 2015 Plan on May 31, 2016; and

(ii)	2,382,890 of Rollover Shares rolled over into the 2015 Plan from the 2005 Plan. The Rollover Shares were returned to the 2015 Plan as a result of forfeiture, cancellation or expiration of prior awards made under the 2005 Plan.

The total number of shares issuable pursuant to awards under the 2015 Plan are now increased from 24,600,420 shares to 35,996,488 shares, plus that number of shares returned to the 2015 Plan as a result of the forfeiture, cancellation or expiration of prior awards granted under our 2005 Plan and are thereby available for grant and issuance under the 2015 Plan.

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 filed with the SEC on May 12, 2015 (File No. 333-204079) and April 13, 2016 (File No 333-210715) are hereby incorporated in this Registration Statement by reference to the extent not replaced hereby.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Prosper is subject to the informational and reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the SEC. The following documents, which are on file with the SEC, are incorporated in this Registration Statement by reference:

•	the Registrant’s annual report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 18, 2016;
•	the Registrant’s quarterly report on Form 10-Q for the period ended March 31, 2016, filed with the SEC on May 12, 2016;
•	the Registrant’s quarterly report on Form 10-Q for the period ended June 30, 2016, filed with the SEC on August 15, 2016; and
•	the Registrant’s current reports on Form 8-K filed with the SEC on May 4, 2016 and July 8, 2016.

All documents subsequently filed by Prosper pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.	Exhibits.

See the attached Exhibit Index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Prosper certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, California, on August 15, 2016.

PROSPER MARKETPLACE, INC.

By:	/s/ Aaron Vermut
Aaron Vermut
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aaron Vermut and Sachin Adarkar, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to do any and all things in his name in the capacity indicated below which they may deem necessary or advisable to enable Prosper to comply with the Securities Act, and any rules, regulations and requirements of the SEC, in connection with the registration of shares of Common Stock to be issued and sold under the 2015 Plan, including specifically, but not limited to, power and authority to sign for him in his name in the capacity indicated below this Registration Statement and any and all amendments (including post-effective amendments) thereto; and he hereby approves, ratifies and confirms all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Aaron Vermut		August 15, 2016
Aaron Vermut	Chief Executive Officer (principal executive officer) and Director

/s/ David Kimball		August 15, 2016
David Kimball	Chief Financial Officer (principal financial and accounting officer)

/s/ Stephan Vermut		August 15, 2016
Stephan Vermut	Director

/s/ Christopher Bishko		August 15, 2016
Christopher Bishko	Director

/s/ David Golob		August 15, 2016
David Golob	Director

/s/ Patrick Grady		August 15, 2016
Patrick Grady	Director

/s/ Nigel Morris		August 15, 2016
Nigel Morris	Director

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Prosper Marketplace, Inc., as further amended on May 31, 2016 (incorporated by reference to Exhibit 3.2 of Prosper Funding LLC and Prosper Marketplace, Inc.’s Quarterly Report on Form 10-Q, filed on August 15, 2016)

4.1	Amendment No. 2 to the Prosper Marketplace, Inc. 2015 Equity Incentive Plan

5.1	Opinion of Sachin Adarkar, General Counsel of Prosper

23.1	Consent of Deloitte & Touche LLP

23.3	Consent of Sachin Adarkar, General Counsel of Prosper (included in Exhibit 5.1)

24.1	Power of Attorney (see the signature pages of this Form S-8)